                                                                      Exhibit 5

                                 August 30, 2002

Sierra Health Services, Inc.
2724 North Tenaya Way
Las Vegas, Nevada 89128

          Re:  Registration  Statement on Form S-8 Relating to the Sierra Health
               Services,  Inc.  1995  Long-Term  Incentive  Plan, as Amended and
               Restated

Ladies and Gentlemen:

     I am Senior Vice  President,  Legal and  Administration,  to Sierra  Health
Services,  Inc., a Nevada corporation (the "Company"),  and have assisted in the
preparation  of  a  registration   statement  on  Form  S-8  (the  "Registration
Statement")  to be filed  with  the  Securities  and  Exchange  Commission  (the
"Commission")  under the  Securities  Act of 1933,  as amended (the  "Securities
Act"),  relating  to  1,300,000  shares  of  the  Company's  common  stock  (the
"Registered  Shares"),  $.005 par value per share (the  "Common  Stock"),  to be offered and sold under the Company's 1995 Long-Term  Incentive  Plan, as Amended
and Restated (the "Plan").

     In  connection  with  this  opinion,   I  have  examined  the  Registration
Statement, the Articles of Incorporation and amendments thereto, the Amended and
Restated By-Laws of the Company,  certain of the Company's corporate proceedings as reflected in its minute  books,  the Plan,  and such other  records as I have deemed  relevant.  In my  examinations,  I have assumed the  genuineness  of all signatures,  the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. In addition,  I have made such other  examinations of law and fact as I have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

     In my opinion,  the Registered  Shares that may be originally issued by the
Company in connection with the Plan, when and to the extent issued in accordance with the terms of the Plan and the resolutions  authorizing the Plan for a price per share not less than the par value  thereof,  will be validly  issued,  fully paid, and non-assessable shares of Common Stock.

     The opinion set forth above is limited to the Nevada  Domestic  and Foreign
Corporation Law, as amended. I render this opinion as a member of the Bar of the
State of Missouri.

     I  hereby  consent  to the  filing  of this  opinion  as  Exhibit  5 to the
Registration  Statement.  In giving such opinion and  consent,  I do not thereby admit that I am acting  within the category of persons whose consent is required under  Section  7 of the  Securities  Act or the rules  and  regulations  of the
Commission thereunder.

                                              Very truly yours,

                                              /s/ Frank E. Collins
                                              Frank E. Collins
                                              Senior Vice President,
                                              Legal & Administration

                                                            Licensed in Missouri